UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): August 31, 2012 (August 30, 2012)

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On August 30, 2012, Cell Therapeutics, Inc. (the “Company”) filed Articles of Amendment (the “Articles of Amendment”) to its Amended and Restated Articles of Incorporation, as amended (the “Amended Articles”), with the Secretary of State of the State of Washington to implement the Company’s 1-for-5 reverse stock split announced on August 8, 2012 (the “Reverse Stock Split”). It is anticipated that the Reverse Stock Split will become effective on or about September 2, 2012 (the “Effective Date”).

As a result of the Amended Articles, on the Effective Date the Company’s total number of authorized shares will be decreased from 384,999,999 shares to 76,999,999 shares; the Company’s total number of authorized shares of common stock, no par value per share (the “Common Stock”), will be decreased from 383,333,333 shares of Common Stock to 76,666,666 shares of Common Stock; and the Company’s total number of authorized shares of preferred stock, no par value per share (the “Preferred Stock”), will be decreased from 1,666,666 shares of Preferred Stock to 333,333 shares of Preferred Stock.

As a result of the Reverse Stock Split, every five shares of Common Stock that were held as of the Effective Date (the “Old Shares”) will be converted into one share of Common Stock (the “New Shares”). No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Each holder of Common Stock who, as a result of the Reverse Stock Split, would otherwise have been entitled to a fraction of a share of Common Stock will be paid cash equal to such fraction times the closing price of the Common Stock as reported on The NASDAQ Capital Market on the trading day immediately preceding the Effective Date. Shortly after the Effective Date, shareholders will receive instructions regarding the method of exchanging stock certificates representing the Old Shares for New Shares from the Company’s transfer agent. A copy of the Articles of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference. The above description of the Articles of Amendment is qualified in its entirety by reference to Exhibit 3.1 attached hereto.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 30, 2012, the Company filed the Articles of Amendment with the Secretary of State of the State of Washington, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference. The Articles of Amendment, which will be effective as of September 2, 2012, implement the Reverse Stock Split. The descriptions of the Articles of Amendment and Reverse Stock Split contained in Item 3.03 are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The Common Stock is quoted on The NASDAQ Capital Market under the symbol “CTIC” and on the Mercato Telematico Azionario stock market (the “MTA”) in Italy under the symbol “CTIC.” The Common Stock is scheduled to begin trading on a split-adjusted basis on The NASDAQ Capital Market in the United States and the MTA in Italy on September 4, 2012. The Company’s trading symbol on The NASDAQ Capital Market and the MTA will not change due to the Reverse Stock Split.

On August 31, 2012, the Company issued a press release in Italy regarding the Articles of Amendment and the Reverse Stock Split. The Company also announced in its press release that its Board of Directors had approved certain amendments to the Company’s existing shareholder rights plan (the “Rights Plan”) to be effective after the Effective Date of the Reverse Stock Split, namely, to decrease the exercise price of the preferred stock purchase rights (“Rights”) under the Rights Plan from $36.00 to $14.00, to decrease the number of shares of preferred stock issuable upon the exercise of a Right from six ten-thousandths (6/10,000th) to one ten-thousandth (1/10,000th), to decrease the redemption price of each Right from $0.0006 to $0.0001 and to revise the definitions of “acquiring person” and “beneficial ownership” under the Rights Plan. The Rights were initially distributed as a dividend on each share of Common Stock outstanding on January 7, 2010, and currently trade with each outstanding share of Common Stock.

A copy of the English translation of the Company’s press release, dated August 31, 2012, entitled “Cell Therapeutics, Inc. (CTI) Files Amendment to Articles of Incorporation; Board of Directors Approves Amendment of

Shareholder Rights Plan” is furnished and not filed pursuant to Item 7.01 as Exhibit 99.1 hereto. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amendment to Amended and Restated Articles of Incorporation of Cell Therapeutics, Inc.

99.1	English translation of the Press Release, dated August 31, 2012, entitled “Cell Therapeutics, Inc. (CTI) Files Amendment to Articles of Incorporation; Board of Directors Approves Amendment of Shareholder Rights Plan.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: August 31, 2012	By:	/s/ James A. Bianco, M.D.
James A. Bianco
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment to Amended and Restated Articles of Incorporation of Cell Therapeutics, Inc.

99.1	English translation of the Press Release, dated August 31, 2012, entitled “Cell Therapeutics, Inc. (CTI) Files Amendment to Articles of Incorporation; Board of Directors Approves Amendment of Shareholder Rights Plan.”